UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 22, 2006

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On August 22, 2006, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Craig A. Wheeler, pursuant to which Mr. Wheeler will serve as the Company’s President and as a Class II director of the Company commencing on August 22, 2006 and as the Company’s Chief Executive Officer beginning September 12, 2006.  Mr. Wheeler’s appointment as the President, Chief Executive Officer and as a director of the Company is further described below in Item 5.02 of this Current Report on Form 8-K.

Salary, Bonus and Benefits.   Pursuant to the Employment Agreement, Mr. Wheeler will receive an annual base salary of $500,000, subject to annual increases by the Company’s Board of Directors.  For fiscal year 2006, Mr. Wheeler will be guaranteed a bonus of up to 60% of his pro-rated base salary as of December 31, 2006.  Beginning with fiscal year 2007, Mr. Wheeler will be eligible to receive bonuses of up to 150% of his base salary for the applicable fiscal year, with an annual bonus target of 60% of the then-applicable base salary.

Mr. Wheeler is also entitled to specified benefits, including: (i) participation in Company sponsored benefit programs, (ii) reimbursement for life insurance premium expenses and related tax gross-up payments, (iii) reimbursement of moving and travel expenses, and temporary housing and living expenses, including payment for a rental car, during the one-year period following the commencement of Mr. Wheeler’s employment with the Company and (iv) reimbursement of tax and financial advisor fees incurred by Mr. Wheeler during the period of his employment.

Stock-Based Awards.   The Employment Agreement provides for the grant or issuance, as applicable, of the following stock-based awards to Mr. Wheeler.  On August 22, 2006, the Company granted to Mr. Wheeler an option to purchase 375,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price equal to the fair market value of the Common Stock on the grant date, or $16.18 per share (the “Initial Option Grant”).  The Initial Option Grant will vest as to 25% of the shares subject to such option on August 22, 2007 and as to 6.25% of the shares subject to such option at the end of each three-month period thereafter.  Additionally, on August 22, 2006, the Company issued to Mr. Wheeler 100,000 shares of restricted Common Stock (the “Time-Based Grant”).  The shares of Common Stock subject to the Time-Based Grant vest and become free from forfeiture on the fourth anniversary of the date of issuance.  On or about January 1, 2007, so long as he is still employed by the Company, the Company will issue to Mr. Wheeler 175,000 shares of restricted Common Stock subject to certain performance-based milestones set forth in a restricted stock agreement to be executed by the parties (the “Performance Grant”).  In addition to the Initial Option Grant, the Time-Based Grant and the Performance Grant, Mr. Wheeler will be eligible to receive annual restricted stock awards and stock option grants, the first of which shall be issued and granted, respectively, to Mr. Wheeler on or about January 1, 2008 provided he is still employed by the Company.  Subject to approval of the Company’s Board of Directors upon recommendation by the Compensation Committee of the Company’s Board of Directors, on or about January 1,

2008, Mr. Wheeler will be eligible to receive (i) a target award of 75,000 shares of restricted Common Stock subject to vesting over four (4) years (unless Mr. Wheeler and the Company otherwise agree that the vesting of such shares shall be subject to performance conditions) (the “First Target Grant”) and (ii) an option to purchase a target amount of 100,000 shares of Common Stock subject to vesting over four (4) years, with an exercise price equal to the fair market value of the Common Stock on the date of grant (the “Second Target Grant”).

In the event that Mr. Wheeler’s employment is terminated by the Company without cause, by reason of his death or disability or by him for good reason (as those terms are defined in the Employment Agreement), (i) the vesting schedules applicable to the Initial Option Grant, the Time-Based Grant and the Performance Grant will be fully accelerated and the shares thereunder fully vested (except in the case of a termination without cause, in which case a total of 75,000 of the shares subject to the Performance Grant shall immediately vest), (ii) the vesting schedules applicable to the First Target Grant and Second Target Grant will accelerate by an additional 12 months and (iii) the vesting schedule applicable to all future stock-based awards held by Mr. Wheeler at the time of such termination will accelerate by 25%.  In the event Mr. Wheeler’s employment is terminated by the Company without cause upon a change of control (as such term is defined in the Employment Agreement) or is terminated by Mr. Wheeler for good reason following a change of control, the unvested portions of the Initial Option Grant, the Time-Based Grant, the First Target Grant, the Second Target Grant, the Performance Grant and all future stock-based awards shall fully and immediately vest.

Severance and Other Benefits.   Under the Employment Agreement, Mr. Wheeler or the Company may terminate his employment at any time, subject to the following severance benefits.  In the event Mr. Wheeler’s employment is terminated without cause by the Company, as the result of death or disability or Mr. Wheeler terminates his employment for good reason, Mr. Wheeler will receive continuation of his base salary and benefits for 12 months following such termination, together with a lump sum payment equal to the greater of 60% of Mr. Wheeler’s base salary or his last paid bonus.  If Mr. Wheeler terminates his employment for good reason following a change of control of the Company, or if the Company terminates Mr. Wheeler’s employment without cause following a change of control, Mr. Wheeler will receive a lump-sum cash payment equal to (i) 24 months of Mr. Wheeler’s highest base-salary in effect during the 12 months prior to termination of his employment, (ii) an amount equal to the greater of 60% of Mr. Wheeler’s last two years of base salary and an amount equal to two times the last bonus paid to by Mr. Wheeler and (iii) if the aggregate purchase price paid in a change of control transaction equals or exceeds $1.1 billion, an additional amount equal to 12 months of base salary in effect at the time of Mr. Wheeler’s termination and the greater of 60% of one year of base salary and the last bonus paid to Mr. Wheeler.

Non-Competition, Non-Solicitation and Proprietary Information.   During the term of his employment with the Company and for one year thereafter, Mr. Wheeler has agreed not to engage in any business or enterprise that relies on competitive technologies similar to the Company’s core technologies, to solicit Company employees or to solicit the Company’s customers and prospective clients.  Mr. Wheeler has further agreed to standard proprietary information restrictions and obligations to assign developments to the Company.

The foregoing descriptions of (i) the Employment Agreement and (ii) the Initial Option Grant, the Time-Based Grant and the Performance Grant are qualified in their entirety by the text of the applicable agreements.  The Employment Agreement and related stock option and restricted stock agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2006.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On August 22, 2006, Alan L. Crane submitted his resignation as President and Chief Executive Officer to the Board of Directors of the Company, his resignation as President to be effective as of August 22, 2006, and his resignation as Chief Executive Officer to be effective as of September 12, 2006.  Mr. Crane’s resignation from the Company is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  Mr. Crane will continue to serve as a Class I director of the Company following such resignation.

(c) (d)

Also on August 22, 2006, the Company announced that it had appointed Craig A. Wheeler as the Company’s President and Chief Executive Officer, his appointment as President effective as of August 22, 2006, and his appointment as Chief Executive Officer to be effective as of September 12, 2006.  Mr. Wheeler was also appointed as a Class II director of the Company beginning August 22, 2006, to serve until his successor is duly elected and qualified.

Mr. Wheeler served as President of Chiron Biopharmaceuticals (“Chiron”) from August 2001 until June 2006.  Prior to joining Chiron, Mr. Wheeler was a senior member of The Boston Consulting Group’s health care practice from August 1988 until August 2001.  Mr. Wheeler was appointed to the board of directors of Avanir Pharmaceuticals, Inc. in September 2005.  Mr. Wheeler received B.S. and M.S. degrees in chemical engineering from Cornell University and an M.B.A. degree from the Wharton Business School of the University of Pennsylvania.

The terms of Mr. Wheeler’s employment with the Company are described in Item 1.01 of this Current Report on Form 8-K.

There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Wheeler had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: August 22, 2006	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer (Principal Financial Officer)